CONSENT OF CIVVALS CHARTERED ACCOUNTANTS




     The undersigned, CIVVALS CHARTERED ACCOUNTS, hereby consents to the use of our name and the use of our Opinion dated August 31, 1997 for Pride Automotive Group, Inc. (the "Company") as filed with its Registration Statement on Form SB-2 being filed by the Company.



Dated : August 31, 1997


                                               /s/ Civvals Chartered Accountants
                                                   CIVVALS CHARTERED ACCOUNTANTS